UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2008

EQUITY MEDIA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51418	20-2763411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Shackleford Drive, Suite 400 Little Rock, Arkansas	72211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 219-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 1, 2008, The Company received written notification from NASDAQ that the Company was no longer in compliance with Marketplace Rule 4350(d)(2)(A), which addresses Audit Committee composition. Pursuant to this rule, each issuer must have, and certify that it has and will continue to have, an audit committee of at least three members, each of whom must: (i) be independent as defined under Rule 4200(a)(15); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Act (subject to the exemptions provided in Rule 10A-3(c)); (iii) not have participated in the preparation of the financial statements of the company or any current subsidiary of the company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. Additionally, each issuer must certify that it has, and will continue to have, at least one member of the audit committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Company’s Audit Committee was in compliance until Audit Committee member John E. Oxendine’s appointment as Chief Executive Officer which became effective on June 14, 2008. Once Mr. Oxendine became the Company’s CEO, he no longer qualified as an independent Audit Committee member.

Pursuant to Marketplace Rule 4350(d)(4)(B), if an issuer fails to comply with the audit committee composition requirement under Rule 4350(d)(2)(A) due to one vacancy on the audit committee, the issuer will have until the earlier of the next annual shareholders meeting or one year from the occurrence of the event that caused the failure to comply with this requirement; provided, however, that if the annual shareholders meeting occurs no later than 180 days following the event that caused the vacancy, the issuer shall instead have 180 days from such event to regain compliance. An issuer relying on this provision must provide notice to NASDAQ immediately upon learning of the event or circumstance that caused the non-compliance.

The Company is currently addressing the need for a third independent Audit Committee Member.

Pursuant to the same notification letter, the Company was also advised it was no longer in compliance with Marketplace Rule 4200(15)(A), which stipulates that a director who is employed by the Company shall not be considered independent. The appointment of Mr. Oxendine as Chief Executive Officer as noted above resulted in the Company having four non-independent directors and three independent directors on its Board and only two independent members on its audit committee. Therefore, the Company does not meet the majority independent board and audit committee requirements for continued listing on The Nasdaq Stock Market under Marketplace Rules 4350(c)(1)1 and 4350(d)(2)2 (the “Rules”), respectively.

Staff is reviewing the Company's eligibility for continued listing on The Nasdaq Stock Market. To facilitate this review, on or before July 16, 2008, the Company must provide a specific plan and timetable to achieve compliance with the majority independent director requirement. This plan must include relevant documentation to support the plan, including but not limited to biographical information related to individuals, if any, being considered for appointment to the Board of Directors. If, after the conclusion of the review process, Staff determines that the plan does not adequately address the issues noted, the Company will receive notification that its securities will be delisted. At that time, the Company may appeal Staff’s determination to a Listing Qualifications Panel (the “Panel”). The Company is currently addressing these issues and will submit a compliance plan within the timeframe noted above.

In order to comply with Marketplace Rule 4803(a), the Company has also issued a press release disclosing receipt of the NASDAQ letter and the NASDAQ rules upon which it was based. The press release is attached as Exhibit 99.1 to this Form 8K.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits:

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY MEDIA HOLDINGS CORPORATION

July 8, 2008	By:	/s/ Patrick G. Doran
Patrick G. Doran Chief Financial Officer